7
                                                  Registration No.

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                FORM S-8

                         REGISTRATION STATEMENT
                                 UNDER
                       THE SECURITIES ACT OF 1933
                       --------------------------


                            MAXTOR CORPORATION
                            ------------------
          (Exact name of registrant as specified in its charter)

             Delaware                              77-0123732
-----------------------------------   -----------------------------------
(State or other jurisdiction          (I.R.S. employer identification no.)
of incorporation or organization)

                          211 River Oaks Parkway
                        San Jose, California 95134
                        --------------------------
            (Address of principal executive offices) (Zip code)

                            MAXTOR CORPORATION
                    1992 EMPLOYEE STOCK PURCHASE PLAN
                                   AND
                            MAXTOR CORPORATION
                 1996 OUTSIDE DIRECTORS STOCK OPTION PLAN
                 ----------------------------------------
                         (Full title of the plan)

                             Glenn H. Stevens
                    Vice President and General Counsel
                            MAXTOR CORPORATION
                          211 River Oaks Parkway
                       San Jose, California  95134
                       ---------------------------
                 (Name and address of agent for service)

Telephone number, including area code, of agent for service:  (408) 432-
1700

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.



                      CALCULATION OF REGISTRATION FEE


                                Proposed    Proposed
 Title of                       maximum     maximum
securities         Amount       offering    aggregate        Amount of
  to be            to be        price per   offering         registration
registered         registered   share (1)   price (1)        fee (1)

-----------------  -----------  ----------  ---------------  ------------
Employee Stock
Purchase Plan
Common Stock       1,500,000    $3.7719     $5,657,850.00    $1,950.98
($0.01 par value)

Outside Directors
Stock Option Plan
Common Stock         340,000    $4.4375     $1,508,750.00    $  520.26
($0.01 par value)
                   ----------               --------------   ---------

Total              1,840,000                $7,166,600.00    $2,471.24











(1) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. As to the shares issuable pursuant to the Outside Directors Stock Option Plan, the price is based upon the average of the high and low prices of the Common Stock on October 3, 1995, as reported on the National Association of Securities Dealers Automated Quotations system. As to shares issuable pursuant to the Employee Stock Purchase Plan, which establishes a purchase price equal to 85% of the fair market value of the Company's common stock, the price for such shares is 85% of the average price determined in accordance with the preceding sentence.



                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference
------------------------------------------------

   Maxtor Corporation (the "Company") hereby incorporates by reference in this registration statement the following documents:

   (a)   The Company's latest annual report on Form 10-K, filed pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year.

   (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

   (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-B, filed pursuant to Section 12 of the Exchange Act, as filed with the Commission on December 23, 1986, including any amendment or report filed for the purpose of updating such description.

   (d) The description of the Company's Common Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A as filed with the Commission on February 16, 1988.

   All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


Item 4.  Description of Securities
----------------------------------
   The class of securities to be offered is registered under Section 12 of the Exchange Act.


Item 5.  Interests of Named Experts and Counsel
-----------------------------------------------
   Legal Opinion. The validity of the shares of Common Stock to be offered hereunder has been passed upon for the Company by Gray Cary Ware & Freidenrich, A Professional Corporation. Gregory M. Gallo, an attorney and a member with Gray Cary Ware & Freidenrich, A Professional Corporation, and its predecessor since 1973, has been a director of the Company since December 1987. As of October 3, 1995, attorneys of Gray Cary Ware & Freidenrich, a Professional Corporation, owned 52,789 shares (including shares subject to options) of the common stock of the Company.


Item 6.  Indemnification of Directors and Officers
--------------------------------------------------
   Delaware law authorizes corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of the directors' fiduciary "duty of care". While the relevant statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on directors' duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends or approval of any transaction from which a director derives an improper personal benefit.

   The Certificate of Incorporation and the By-Laws of the Company provide for mandatory indemnification of its officers, directors and key employees to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware. The Company also has entered into indemnification agreements with its officers and directors which provide, among other things, mandatory indemnification of such individuals in situations in which indemnification is only permissive under Section 145.
Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").


Item 7.  Exemption From Registration Claimed
--------------------------------------------
   Inapplicable.


Item 8.  Exhibits
-----------------
   See Exhibit Index.


Item 9.  Undertakings
---------------------
   (a)   Rule 415 Offering.

   The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) Filing incorporating subsequent Exchange Act documents by reference.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (h) Request for acceleration of effective date or filing of registration statement on Form S-8.

      Insofar as indemnification for liabilities arises under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




                                 SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Longmont, State of Colorado, on October 9, 1995.



                            MAXTOR CORPORATION



                                      By:   /s/  Glenn H. Stevens
                                           -------------------------------
                                                  Glenn H. Stevens
                                           Vice President, General Counsel
                                                   and Secretary



                             POWER OF ATTORNEY

   The officers and directors of Maxtor Corporation whose signatures appear below hereby constitute and appoint C.S. Park and Glenn H. Stevens, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their and his substitutes, shall do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature                Title                                  Date
-----------------------  -------------------------------------  ----------

/s/ C. S. Park           President, Chief Executive Officer     10/9/95
---------------------    and Director (Principal Executive
    C. S. Park           Officer)

/s/ Nathan Kawaye        Vice President, Finance,               10/9/95
---------------------    Chief Accounting Officer
    Nathan Kawaye

/s/ M. H. Chung          Chairman of the Board                  10/9/95
---------------------
    M. H. Chung

/s/ Richard D. Balanson  Director                               10/9/95
-----------------------
 Richard D. Balanson

/s/ Charles F. Christ    Director                               10/9/95
-----------------------
  Charles F. Christ

/s/ Gregory M. Gallo     Director                               10/9/95
-----------------------
  Gregory M. Gallo

/s/ Charles Hill         Director                               10/9/95
-----------------------
  Charles Hill

/s/ I. B. Jeon           Director                               10/9/95
-----------------------
  I. B. Jeon



                              EXHIBIT INDEX


  4.1 Restated Certificate of Incorporation of the Company is incorporated by reference to the exhibits to the Company's quarterly report on Form 10-Q filed on February 8, 1994

  4.2        Restated Certificate of Incorporation of. the Company
             is incorporated by reference to the exhibits to the
             Company's quarterly report on Form 10-Q filed February 8,
             1994

  4.3 Stockholders' Rights Agreement is incorporated by reference to the exhibits to the Company's current report on Form 8-K (No. 0-14016) effective 8, 1988

  5          Opinion regarding legality

  23.1       Consent of Counsel (included in Exhibit 5)

  23.2       Consent of Ernst & Young LLP, Independent Auditors

  24 Power of Attorney (included in signature pages to this registration statement)